Exhibit 10.k

                             JULY 2000 AMENDMENT TO
                          THE WASHINGTON TRUST COMPANY
              SUPPLEMENTAL PENSION BENEFIT AND PROFIT SHARING PLAN


A.  WHEREAS,   The  Washington  Trust  Company  (the  "Company")  maintains  The
Washington Trust Company Supplemental Pension and Profit Sharing Plan (the "Plan") for the benefit of its eligible employees; and

WHEREAS, the Company desires to amend the Plan; and

WHEREAS, the Company has reserved the right to amend the Plan by action of its Board of Directors; and

WHEREAS, the Board of Directors of the Company has authorized the following amendment to the Plan;

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1. Article V is hereby amended by adding a new Section 5.05 at the end thereof as follows:

     "5.05 TRANSFER OF LIABILITY

     Notwithstanding anything herein to the contrary, effective July 1, 2000 (the "Transfer Date") any amount credited under Section 5.01 to a Supplemental Contribution Account established for a Participant shall be transferred to The Washington Trust Company Nonqualified Deferred Compensation Plan. On and after the Transfer Date, the provisions of this
     Article V shall cease to apply."


B. Except at otherwise provided above, the effective date of this Amendment is July 1, 2000.

C. Except as amended above, the Plan remains in full force and effect and is in all other respects ratified and confirmed.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 8th day of September, 2000.

                                   THE WASHINGTON TRUST COMPANY

                                   By:      John C. Warren

                                   Title:   Chairman and Chief Executive Officer